SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2006, in connection with Cedar Fair, L.P.'s acquisition of five amusement parks previously owned indirectly by CBS Corporation as disclosed in Item 2.01 below, Cedar Fair, L.P. entered into a new $1,895 million bridge credit agreement with Bear Stearns Corporate Lending Inc., as Syndication Agent and Administrative Agent; Wachovia Bank, National Association, as Documentation Agent; and KeyBank National Association, as Collateral Agent (the "Bridge Agreement"). Cedar Fair, L.P. entered into the Bridge Agreement as a form of temporary financing to complete the acquisition and provide an interim source of working capital and with the intention of entering into longer-term financing arrangements as soon as possible. The term of the Bridge Agreement is through August 31, 2006, and Cedar Fair, L.P. intends to enter into an amended and restated credit agreement or similar financing arrangement with the parties set forth above and other financial institutions to provide longer-term financing prior to the termination of the Bridge Agreement. Proceeds from the loans were used to fund the acquisition referred to in Item 2.01, below, to pay the fees and expenses related thereto, to refinance the debt referred to in Item 1.02, below, and for general corporate purposes.

The credit facilities provided under the Bridge Agreement consist of a term loan in the amount of $1,745 million and commitments to make revolving loans of up to $150 million, each bearing interest at either a rate based on the London interbank offered rate plus 2.50% or a rate based on the prime rate announced from time to time by The Bank of New York plus 1.50%. The Bridge Agreement provides for interest-only payments during its term, with all principal and accrued interest due on August 31, 2006. The Bridge Agreement also provides for the issuance of documentary and standby letters of credit in an amount not to exceed $15 million at any time.

The Bridge Agreement and certain interest rate hedge obligations of Cedar Fair, L.P. are guaranteed by each of the subsidiaries of Cedar Fair, L.P. and is secured by a lien and security interest in all of the real and personal property of Cedar Fair, L.P. and each subsidiary, including a pledge of 100% of the stock of existing subsidiaries of Cedar Fair, L.P.

The Bridge Agreement contains certain customary representations and warranties and certain affirmative and negative covenants, including, among others, covenants with respect to the furnishing of financial statements, certificates and other information, the maintenance of entity existence, property and insurance, and limitations on indebtedness, liens, investments and fundamental changes. Financial covenants include a maximum consolidated leverage ratio of 6.75 to 1.00 and a minimum consolidated fixed charge coverage ratio of 1.05 to 1.00. Cedar Fair, L.P. and its subsidiaries are restricted from declaring or paying any dividends or distributions (other than dividends or distributions to Cedar Fair, L.P. or another subsidiary of Cedar Fair, L.P.) in excess of $26 million during the term of the Bridge Agreement. Cedar Fair, L.P. and its subsidiaries are also restricted from making or committing to capital expenditures in excess of $30 million in the aggregate during the term of the Bridge Agreement.

The Bridge Agreement provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or the acceleration thereof, failure to comply with covenants, certain insolvency or receivership events affecting Cedar Fair, L.P. or its subsidiaries, failure in any material respect of any representation or warranty to be true when made or deemed made and the failure of the guarantee of any subsidiary to be in full force and effect.  In the event of a default, the requisite number of lenders (or the Administrative Agent at their request) may declare all amounts owed under the Bridge Agreement immediately due and payable, terminate the lenders commitments to make loans under the Bridge Agreement, and/or exercise any and all remedies and other rights under the Bridge Agreement.

Certain of the lenders party to the Bridge Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, for Cedar Fair, L.P. and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2006, as part of entering into the new Agreement described in Item 1.01, above,

(a) Cedar Fair, L.P. terminated its Private Shelf Agreement dated as of August 24, 1994 and prepaid its $10 million 8.43% Senior Notes, Series A, due August 24, 2006;

(b) Cedar Fair, L.P., Cedar Fair, Magnum Management Corporation ("Magnum"), and Knott's Berry Farm terminated the Note Purchase Agreement dated as of February 8, 2002 and prepaid (i) $20 million 5.66% Senior Notes, Series D, due February 8, 2007, (ii) $20 million 6.56% Senior Notes, Series E, due February 8, 2012, (iii) $20 million 6.61% Senior Notes, Series F, due February 8, 2013, (iv) $20 million 6.66% Senior Notes, Series G, due February 8, 2014, and (v) $20 million 6.71% Senior Notes, Series H, due February 8, 2015;

(c) Cedar Fair, L.P., Cedar Fair, Magnum, and Knott's Berry Farm terminated the Note Purchase Agreement dated as of December 22, 2003 and prepaid (i) $20 million 4.62% Senior Notes, Series I, due December 22, 2009, (ii) $20 million 4.90% Senior Notes, Series J, due December 22, 2010, (iii) $20 million 5.71% Senior Notes, Series K, due December 22, 2016, (iv) $20 million 5.81% Senior Notes, Series L, due December 22, 2017, and (v) $20 million 5.86% Senior Notes, Series M, due December 22, 2018;

(d) Cedar Fair, L.P. and Knott's Berry Farm terminated the Amended and Restated Note Purchase and Private Shelf Agreement dated as of April 7, 2004 and prepaid (i) $50 million 6.68% Senior Notes, Series B, due August 24, 2011, (ii) $30 million 6.40% Senior Notes, Series C, due August 24, 2008, and (iii) $75 million 4.72% Senior Notes; and

(e) Cedar Fair, L.P., Cedar Fair, Magnum, and Knott's Berry Farm terminated the $250 million Credit Agreement dated as of March 14, 2006 with the financial institutions named therein, as Banks, and KeyBank National Association as Lead Arranger and Administrative Agent which was set to expire in March 2011. Letters of credit that were issued and outstanding under the Credit Agreement were deemed to have been issued under the Agreement described in Item 1.01, above.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2006, Cedar Fair, L.P. completed the acquisition of all of the outstanding shares of capital stock of Paramount Parks Inc. from an indirect subsidiary of CBS Corporation. Upon closing of the transaction, Cedar Fair acquired, indirectly through Magnum, its wholly owned subsidiary, the following amusement parks: Canada's Wonderland near Toronto, Canada; Kings Island near Cincinnati, Ohio; Kings Dominion near Richmond, Virginia; Carowinds near Charlotte, North Carolina; and Great America located in Santa Clara, California. Cedar Fair, L.P. funded the aggregate purchase price of $1,243 million, (subject to certain post closing adjustments) with portions of the term loan and the revolving loan set forth in Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01 will be filed as an amendment to this Form 8-K not later than 71 calendar days after the deadline for filing this Report.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 will be filed as an amendment to this Form 8-K not later than 71 calendar days after the deadline for filing this Report.

(d) Exhibits.
Exhibit No.	Description
2.1	Purchase Agreement among Bombay Hook LLC, CBS Corporation (solely for purposes of Section 11.12) and Cedar Fair, L.P. dated as of May 22, 2006 (the "Purchase Agreement").
2.2	Amendment No. 1 to the Purchase Agreement among Bombay Hook LLC, CBS Corporation and Cedar Fair, L.P. dated as of June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.

By: Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President, Finance and Chief Financial Officer

Date: July 7, 2006

Exhibit Index
Exhibit No.	Description
2.1	Purchase Agreement among Bombay Hook LLC, CBS Corporation (solely for purposes of Section 11.12) and Cedar Fair, L.P. dated as of May 22, 2006 (the "Purchase Agreement").
2.2	Amendment No. 1 to the Purchase Agreement among Bombay Hook LLC, CBS Corporation and Cedar Fair, L.P. dated as of June 30, 2006.